Exhibit 32.1
Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of FGBC Bancshares, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jackie L. Reed, President and CEO of the Company, and Teresa L. Martin, CFO of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jackie L. Reed Jackie L. Reed
President and CEO

Date: August 11, 2006
/s/ Teresa L. Martin Teresa L. Martin
CFO

Date: August 11, 2006

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